Exhibit 5.2

April 1, 2022

Sterling Bancorp, Inc.

One Towne Square, Suite 1900

Southfield, Michigan 48076

Attention: Colleen Kimmel

Re: Sterling Bancorp, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Sterling Bancorp, Inc. (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed under the Securities Act of 1933, as amended (the “Act”), on or about the date of this letter, to register (a) 200,000 additional shares of the Company’s common stock, no par value, which may be offered and sold pursuant to the Sterling Bank & Trust 401(k) Plan, as amended and restated as of January 1, 2021 (the “Plan”), and (b) an indeterminate amount of interests in the Plan.

As special counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion letter. We have also examined originals or copies, certified or otherwise, of the Plan and such other documents and instruments as we have deemed necessary and advisable for the purpose of rendering this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder, that all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto, and that all such documents constitute the valid and binding obligation of each party thereto enforceable against each such party in accordance with their terms. We also assume that the Company will comply with the Plan in all respects. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the provisions of the written documents constituting the Plan are in compliance with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Our opinion set forth herein is based on the current provisions of ERISA, and the regulations and interpretations promulgated thereunder by the U.S. Department of Labor (“DOL”) as they now exist. These authorities are all subject to change or revocation, possibly with retroactive effect. Our opinion set forth herein: (a) is limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly so stated; (b) is expressly subject to there being no material change in the law subsequent to the date hereof, and there being no additional facts of which we are unaware, that would materially affect the validity of the assumptions and conclusions set forth herein or upon which such opinions are based; and (c) is expressed as of the date hereof without any undertaking to amend or supplement this opinion letter to take into account any change after the date hereof. Our opinion is not binding on the DOL, the courts of the United States, or any other governmental authority. No assurance can be given that, if the matter were contested, a court would agree with this opinion.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion with the U.S. Securities and Exchange Commission (the “Commission”) as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP

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